EXHIBIT 16.1

October 19, 2007

Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, N.W.
Washington, DC 20549

RE: Cardima, Inc.

Ladies and Gentlemen:

We have read the statements of Cardima, Inc. pertaining to our Firm included under Item 4.01 of Form 8-K dated October 23, 2007 and agree with such statements as they pertain to our Firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

By:	/s/ Marc Lumer & Company
Marc Lumer & Company

Cc: Rob Cheney
Chief Executive Officer
Cardima, Inc.